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                                                                   EXHIBIT 10(r)


                              CONSULTING AGREEMENT

       This Consulting Agreement ("Agreement") is entered into by and between National City Bancshares, Inc. (the "Company") and Robert A. Keil ("Independent Contractor").

                                    RECITALS

       A. The Company desires to retain Independent Contractor to render certain consulting services under the terms and conditions of this Agreement.

       B. Independent Contractor agrees to perform certain consulting services for the Company under the terms and conditions of this Agreement.

                                    AGREEMENT

       In consideration of the covenants and promises herein provided, the actions taken pursuant thereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Independent Contractor agree as follows:

       1. Engagement of Independent Contractor. The Company hereby retains Independent Contractor, and Independent Contractor hereby accepts such engagement, to render consulting services on the terms and conditions hereinafter expressed.

       2. Description of Services. The services to be provided by Independent Contractor will include working on the transition of the managerial responsibilities which Independent Contractor previously performed for the Company, assisting in the integration of new members of the management team, advising the Company on its disclosure requirements, preparing for the annual meeting of shareholders and performing other projects or assignments designated by the Company's Board of Directors or its Chief Executive Officer.

       3. Term of Agreement. The term of this Agreement shall be for a period of five (5) months beginning effective as of January 1, 2000, subject, however, to earlier termination as provided in Section 4 of this Agreement.

       4. Termination. Either party may terminate this Agreement at any time for any reason (or no reason) by giving the other party written notice of termination.

       5. Compensation. The Company will compensate Independent Contractor on a monthly fee basis at the rate of Five Thousand Dollars ($5,000.00) per month, payable within ten (10) days after the end of each month during the consulting engagement. If this Agreement is terminated during the course of a month, Independent Contractor will be compensated for such month on a prorated basis calculated by multiplying $5,000 times a fraction the numerator of which is the number of days elapsed in the month at the time of termination and the denominator of which is the total number of days in the month of termination.

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       6. Relationship of the Parties. The Company and Independent Contractor
understand and agree that all the services to be provided by Independent Contractor under this Agreement shall be performed by him as an independent contractor and not as an employee of the Company. Nothing in this Agreement shall prevent Independent Contractor from performing services for other individuals or businesses other than the Company, except to the extent such other services are inconsistent with the services contemplated under this Agreement. Independent Contractor acknowledges and agrees that he is not eligible to participate in any employee benefit programs or plans of the Company as an active employee but shall continue to have all rights as a retiree of the Company under such programs or plans.

       7. Independent Contractor's Discretion. Independent Contractor shall exercise his discretion and independent judgment in providing services to the Company, including selecting procedures, materials, working hours and other incidents of his performance of services under this Agreement.

       8. Liability. The Company and Independent Contractor acknowledge and agree that the services to be performed by Independent Contractor under this Agreement are to be performed by him at his own risk and that Independent Contractor assumes all responsibility for any damages or injuries that may result from Independent Contractor's performance of services under this Agreement. Independent Contractor agrees to indemnify and hold harmless the Company, its affiliates and its officers, its employees and its agents from any and all liability for any loss or claims based upon, arising out of or in any manner connected with Independent Contractor's rendering of services under this Agreement.

       9. Taxes. The Company and Independent Contractor acknowledge and agree that Independent Contractor will be solely and completely responsible for any and all taxes due and owing to any governmental entity or agency (local, state and/or federal) on any monies or compensation received by Independent Contractor from the Company under this Agreement.

       10. Compliance with Legal Obligations. Independent Contractor shall pay all taxes arising from his receipt of compensation under this Agreement, including but not limited to any self-employment taxes. Independent Contractor agrees and covenants that, in rendering services to the Company under this Agreement, he shall comply with all legal requirements of any kind, including but not limited to any laws or regulations relating to employment matters.

       11. No Agency or Authority. The Company and Independent Contractor understand and agree that Independent Contractor is not an agent of the Company, and Independent Contractor agrees that he will not represent to any third party that he is an agent of the Company. Further, the Company and Independent Contractor understand and agree that Independent Contractor has no authority to bind the Company or to incur any obligations or expenses on behalf of the Company.

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       12. Non-Disclosure of Confidential Information and Return of Property.

           a. Independent Contractor covenants and agrees that any and all data and information about the Company's business that comes to Independent Contractor's attention by reason of Independent Contractor's rendering services to the Company under this Agreement that is designated confidential or is not generally known to or readily ascertainable by others ("Confidential Information") will be received by Independent Contractor in confidence. Independent Contractor agrees to keep confidential and not to disclose any such Confidential Information to any other person or entity of any kind except the Company or the Company's authorized representatives. Independent Contractor further agrees to use such Confidential Information only in the course of Independent Contractor's rendering of services under this Agreement.

           b. Independent Contractor further covenants and agrees that any and all documents and records (including all electronic or computer data) and copies of records including, but not limited to, records or copies of records pertaining to the operations, finances, business plans, products, services, customers, prospective customers or business of the Company that are made or received by Independent Contractor in the course of his rendering services to the Company under this Agreement that are not readily available to others are confidential. Independent Contractor agrees to keep confidential and not to disclose any such records or copies of records to anyone except the Company and its authorized representatives. Independent Contractor also agrees to use such records and copies of records and the information contained in them only in the course of rendering his services to the Company under this Agreement. Independent Contractor further agrees that all records and copies of records of the Company are and shall remain the property of the Company and agrees to keep such documents subject to the Company's control, and to return promptly to the Company all records, copies of records and all other property of the Company that are in Independent Contractor's possession or under his control or custody at the termination of this Agreement.

       13. Governing Law, Jurisdiction and Venue. The Company and Independent Contractor acknowledge and agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Indiana, without regard to principles of conflict of laws. The parties agree that any legal action relating to this Agreement shall be commenced and maintained exclusively before any appropriate state court of record in Vanderburgh County, Indiana, or, if necessary because of a federal question mandating jurisdiction in the federal courts is involved, the United States District Court for the Southern District of Indiana, Evansville Division, and the parties hereby submit to the jurisdiction of such courts and waive any right to challenge or otherwise raise questions of personal jurisdiction or venue in any action commenced or maintained in such courts.

       14. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties and supersedes and cancels all previous written or oral agreements or representations relating to the subject matter hereof. This Agreement may not be amended, supplemented or modified except by a written document signed by the Company and Independent Contractor.

       15. Successors. This Agreement shall inure to the benefit of and may be enforced by the Company, its successors and assigns, and shall be binding upon Independent Contractor, his executors, administrators, heirs and other successors in interest. Independent Contractor's rights and obligations under this Agreement are not assignable.

       16. Notices. All notices under this Agreement shall be hand delivered to the other party or sent via first-class United States Mail, postage prepaid, at the following respective addresses unless the party notifies the other party in writing of a change of address:

       If to Independent Contractor: Robert A. Keil
                                     2100 N. Lombard
                                     Evansville, Indiana  47715

       If to the Company:            National City Bancshares, Inc.
                                     277 Main Street
                                     P.O. Box 868
                                     Evansville, Indiana  47705-0868
                                     Attn.: Chief Executive Officer

       Any mailed notice shall be deemed delivered and effective as of the date of mailing.

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       17. Non-Waiver. The failure of any party to insist in any one or more instances upon such performance of any of the provisions of this Agreement or to pursue its rights hereunder shall not be construed as a waiver of any such provisions or the relinquishment of any such rights.

       IN WITNESS WHEREOF, The Company and Independent Contractor have executed this Agreement intending it to become effective as of January 1, 2000.

NATIONAL CITY BANCSHARES, INC.

By: /s/ Michael T. Vea                          /s/ Robert A. Keil
    ----------------------------------------    --------------------------------
         Michael T. Vea,                        Robert A. Keil
         Chairman of the Board and
         Chief Executive Officer

Date:    12/21/99                               Date: 12/21/99
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                  (the "Company")                     ("Independent Contractor")